UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: September 30, 2008

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2008, a21, Inc. (the Company”) entered into an employment agreement, which is effective as of October 1, 2008, with R. LaDuane Clifton, the Company’s Chief Financial Officer, pursuant to which Mr. Clifton will be entitled to receive: (i) a base salary of $150,000, (ii) payments for employee benefits of up to $900 per month, (iii) a special bonus of up to $50,000, in the event that the Company undergoes a change of control and a greater than $9,000,000 reduction in the amount of the Company’s outstanding promissory notes occurs; and (iv) severance payments to be received in the event that Mr. Clifton is terminated by the Company without Cause (as defined in the agreement) after a change in control of the Company in an amount equal to six (6) months salary, or $75,000, payable over a period of six (6) months.

Item 9.01:  Financial Statements and Exhibits.
Exhibit	Description
10.1	Employment Agreement dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC. By:	/s/ John Z. Ferguson
John Z. Ferguson Chief Executive Officer

Dated: October 6, 2008

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement dated September 30, 2008